Exhibit 8.1

Subsidiaries of Ecopetrol S.A.

The following table sets forth our subsidiaries, their respective countries of incorporation, our percentage ownership in each (both directly and indirectly through other subsidiaries) as of December 31, 2025.

COMPANY	COUNTRY OF INCORPORATION	OWNERSHIP
ALCANOS DE COLOMBIA S.A. E.S.P.**	Colombia	29.61%
ANDEAN CHEMICALS LIMITED	Bermuda	100.00%
BLACK GOLD RE LIMITED	Bermuda	100.00%
CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S.	Colombia	100.00%
COLOMBIA PIPELINES LIMITED**	United Kingdom	51.00%
COMBUSTIBLES LIQUIDOS DE COLOMBIA S.A. E.S.P.**	Colombia	41.61%
COMPANHIA DE TRANSMISSÃO DE ENERGIA ELÉTRICA PAULISTA**	Brazil	18.41%
CONCESIÓN COSTERA-CARTAGENA-BARRANQUILLA S.A.S	Colombia	51.41%
CONSORCIO TRANSMANTARO**	Perú	30.85%
CÓRDOBA SOLAR 2 S.A.S.	Colombia	100.00%
ECONOVA TECHNOLOGY & INNOVATION, S.L.	Spain	100.00%
ECOPETROL AMERICA LLC**	United States	100.00%
ECOPETROL CAPITAL AG	Switzerland	100.00%
ECOPETROL COSTA AFUERA COLOMBIA S.A.S.**	Colombia	100.00%
ECOPETROL DEL PERU S.A.**	Perú	100.00%
ECOPETROL GLOBAL ENERGY S.L.U.	Spain	100.00%
ECOPETROL OLEO & GAS DO BRASIL LTDA**	Brazil	100.00%
ECOPETROL PERMIAN LLC **	United States	100.00%
ECOPETROL SINGAPORE PTE. LTD	Singapore	100.00%
ECOPETROL TRADING ASIA PTE. LTD**	Singapore	100.00%
ECOPETROL US TRADING LLC**	United States	100.00%
ECOPETROL USA INC**	United States	100.00%
ECP HIDROCARBUROS DE MÉXICO**	Mexico	100.00%
EL ROBLE SOLAR S.A.S.	Colombia	100.00%
ENERFÍN SERVICIOS S.A.S.	Colombia	100.00%
EQUION ENERGÍA LIMITED	United Kingdom	51.00%
ESENTTIA MASTERBATCH LTDA**	Colombia	100.00%
ESENTTIA RESINAS DE MÉXICO** S. DE R.L. DE C.V.	Mexico	100.00%
ESENTTIA RESINAS DEL PERU SAC**	Perú	100.00%
ESENTTIA S.A. *	Colombia	100.00%
GASES DEL ORIENTE S.A. E.S.P.**	Colombia	48.50%
GIRASOL 1 S.A.S.	Colombia	100.00%
HOCOL PETROLEUM LIMITED	Bermuda	100.00%
HOCOL S.A.**	Cayman Islands	100.00%
HUB DIGITAL DE SERVICIOS ISA S.A.S.**	Colombia	51.41%
INTERCHILE S.A.**	Chile	51.41%
INTERCONEXIÓN ELÉCTRICA COLOMBIA PANAMÁ S.A.	Panamá	25.71%
INTERCONEXIÓN ELÉCTRICA COLOMBIA PANAMÁ S.A.S E.S.P.	Colombia	0.60%

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INTERCONEXIÓN ELÉCTRICA ISA BOLIVIA S.A.**	Bolivia	51.41%
INTERCONEXIÓN ELÉCTRICA ISA PERÚ S.A.**	Perú	51.41%
INTERCONEXIÓN ELECTRICA S.A E.S.P.	Colombia	51.41%
INTERCONEXIONES ELÉTRICAS QOYLLUR	Chile	51.41%
INTERCONEXIONES DEL NORTE S.A.**	Chile	51.41%
INTERCONEXIONES VIALES SPA**	Chile	51.41%
INTERLIGAÇÃO ELÉTRICA AGUAPEÍ S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA AIMORÉS S.A.	Brazil	3.30%
INTERLIGAÇÃO ELÉTRICA BIGUAÇU S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA DE MINAS GERAIS S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA DO MADEIRA S.A.	Brazil	3.36%
INTERLIGAÇÃO ELÉTRICA EVRECY	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA GARANHUNS S.A.	Brazil	3.36%
INTERLIGAÇÃO ELÉTRICA ITAPURA S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA ITAQUERÊ S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA ITAUNAS S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA IVAÍ S.A.	Brazil	3.30%
INTERLIGAÇÃO ELÉTRICA JAGUAR 6 S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA JAGUAR 8 S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA JAGUAR 9 S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA NORTE E NORDESTE S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA PARAGUAÇU S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA PINHEIROS S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA RIACHO GRANDE	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA SERRA DO JAPI S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA SUL S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA TIBAGI S.A.	Brazil	6.60%
INTERNEXA PERÚ S.A.**	Peru	51.26%
INTERNEXA S.A.**	Colombia	51.21%
INTERVIAL CHILE S.A.**	Chile	51.41%
INTERVIAL COLOMBIA S.A.S.**	Colombia	51.41%
INVERSIONES DE GASES DE COLOMBIA S.A. - Invercolsa S.A.	Colombia	51.88%
ISA CAPITAL DO BRASIL S.A.**	Brazil	51.41%
ISA INTERCOLOMBIA S.A. E.S.P**	Colombia	51.41%
ISA INVERSIONES CHILE SPA.**	Chile	51.41%
ISA INVERSIONES CHILE VIAS SPA.	Chile	51.41%
ISA INVERSIONES COSTERA CHILE SPA**	Chile	51.41%
ISA INVERSIONES TOLTEN LTDA.**	Chile	51.41%
ISA INVESTIMENTOS E PARTICIPAÇÕES DO BRASIL LTDA**	Brazil	51.41%
KALIXPAN SERVICIOS TÉCNICOS S. de R.L. de C.V. **	México	100.00%
LA CAYENA SOLAR S.A.S.	Colombia	100.00%
LINEAR SYSTEMS RE LTD.**	Bermuda	51.41%
METROGAS DE COLOMBIA S.A. E.S.P.**	Colombia	33.49%
OLEODUCTO CENTRAL S.A. - OCENSA**	Colombia	72.65%
OLEODUCTO DE COLOMBIA S.A. - ODC **	Colombia	78.19%
OLEODUCTO DE LOS LLANOS ORIENTALES S.A.**	Panamá	65.00%
PARQUE SOLAR PORTON DEL SOL S.A.S. E.S.P.***	Colombia	100.00%
PLANTA SOLAR SAHAGÚN S.A.S.	Colombia	100.00%
PROMOTORA DE GASES DEL SUR S.A. E.S.P.**	Colombia	31.44%

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PROYECTOS DE INFRAESTRUCTURA DEL PERÚ S.A.C**	Perú	51.41%
RED DE ENERGÍA DEL PERÚ**	Perú	30.85%
REFINERIA DE CARTAGENA S.A.S *	Colombia	100.00%
RUTA DE LA ARAUCANÍA SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DE LOS RÍOS SOCIEDAD CONCESIONARIA S.A.**	Chile	38.56%
RUTA DEL BOSQUE SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL ESTE SOCIEDAD CONCESIONARIA S.A.	Panamá	51.41%
RUTA DEL LOA SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL MAIPO SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL MAULE SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA ORBITAL SUR SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
SANTIAGO OIL COMPANY**	Cayman Islands	51.00%
SISTEMAS INTELIGENTES DE RED S.A.S**	Colombia	51.18%
TRANSELCA S.A. E. S. P.	Colombia	51.41%
TRANSMISSORA ALIANÇA DE ENERGIA ELÉTRICA S.A.	Brazil	7.65%
WIND AUTOGENERACIÓN S.A.S.	Colombia	100.00%
XM COMPAÑÍA DE EXPERTOS EN MERCADOS S.A. E.S.P.	Colombia	51.27%

*Direct and/or indirect participation.
**Solely indirect participation through subsidiaries or affiliates.

*** The corporate name changed to “Parque Solar Portón del Sol S.A.S.” on February 3, 2026.

Note on Exhibit 8.1: The number of entities provided in this Exhibit 8.1 is different from the disclosed in Section 3.2 of this Annual Report. This difference is due to the application of the Colombian concept of 'joint control' (control conjunto) established under Colombian legal doctrine (notably by the Superintendency of Industry and Commerce). Under Colombian jurisdiction, joint control is recognized when two or more parties exercise equal influence over an entity, so is imperative the consensus for corporate actions. This regulatory framework could differ from the 'affiliate' concept under U.S. standards. That’s why the companies INTERCONEXIÓN ELÉCTRICA COLOMBIA PANAMÁ S.A., INTERCONEXIÓN ELÉCTRICA COLOMBIA PANAMÁ S.A.S. E.S.P., INTERLIGAÇÃO ELÉTRICA AIMORÉS S.A., INTERLIGAÇÃO ELÉTRICA DO MADEIRA S.A., INTERLIGAÇÃO ELÉTRICA GARANHUNS S.A., INTERLIGAÇÃO ELÉTRICA IVAÍ S.A., INTERLIGAÇÃO ELÉTRICA PARAGUAÇU S.A., TRANSMISSORA ALIANÇA DE ENERGIA ELÉTRICA S.A., are not included in the total shown in Section 3.2 and here in the exhibit; however, based on accounting principles, they are included.

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